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                                                                    EXHIBIT 23.3


                   CONSENT OF SUTTER SECURITIES INCORPORATED

     We hereby consent to the reference to our opinion and to our firm under the heading "Certain Transactions" in the Prospectus forming part of the Registration Statement on Form SB-2 of Digital Video Systems, Inc. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                            Sutter Securities Incorporated



                                            By:    /s/ Gil Matthews
                                                ------------------------------
                                                   Gil Matthews
                                                   Senior Managing Director

Dated:  October 30, 1996